Exhibit 99.1

CONSENT TO BE NAMED

Pursuant to Rule 438 under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned hereby consents to be named as a person about to become a director of Zekelman Industries, Inc. (the “Registrant”) in the Registration Statement on Form S-1 of the Registrant (including any and all amendments or supplements thereto) filed with the U.S. Securities and Exchange Commission under the Securities Act.

/s/ Curtis A. Cusinato
Name: Curtis A. Cusinato September 7, 2018